EXHIBIT A

                                    AGREEMENT

The undersigned agree as follows:

      1. Each of them is individually eligible to use the Schedule 13D to which this Agreement is attached, and such Schedule 13D is filed on behalf of each of them;

      2. Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate;

      3. Such Schedule 13D identifies each such person, contains the required information with regard to such person and indicates that it is filed on behalf of all such persons; and

      4. The execution and delivery of this Agreement does and shall not constitute an admission by the undersigned that they constitute a "group" for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the undersigned hereby disclaim such status.

Dated: January 28, 2000


                                       THE ARGENTUM GROUP

                                       By: WALTER H. BARANDIARAN, INC.,
                                            a General Partner

                                       By: /s/ Walter H. Barandiaran
                                           -------------------------------------
                                           Walter H. Barandiaran,
                                            President


                                       ARGENTUM CAPITAL PARTNERS II, L.P.

                                       By: ARGENTUM PARTNERS II, LLC,
                                            General Partner

                                       By: ARGENTUM INVESTMENTS LLC,
                                            Managing Member

                                       By: /s/ Walter H. Barandiaran
                                           -------------------------------------
                                           Walter H. Barandiaran,
                                            Managing Member